Pilgrim’s Pride Reports Fourth Quarter and Year-End 2024 Results

GREELEY, Colo., Feb. 12, 2025 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's leading food companies, reports its fourth quarter and year-end 2024 financial results.

2024 Highlights
•Net Sales of $17.9 billion.
•Consolidated GAAP Operating Income margin of 8.4%.
•GAAP Net Income of $1.1 billion and GAAP EPS of $4.57. Adjusted Net Income of $1.3 billion, or Adjusted EPS of $5.42.
•Adjusted EBITDA of $2.2 billion, or a 12.4% margin, with Adjusted EBITDA margins of 14.7% in the U.S., 7.9% in Europe, and 11.8% in Mexico.
•The U.S. Fresh portfolio continued to benefit from strong chicken demand and execution of the company's strategies. Pilgrim's continued to progress in operational excellence, while its diversified portfolio across bird sizes and differentiated offerings captured benefits from above average commodity values and generated incremental distribution with key customers.
•U.S. Prepared Foods continued to provide profitable growth as branded offerings grew nearly 25% compared to last year. Just Bare® and Pilgrim’s® remain key drivers, with innovative and well-recognized quality capturing market share. Progress in commerce also continues, as digitally influenced sales grew 30% compared to prior year.
•Pilgrim's Europe business continues its positive momentum, with manufacturing footprint optimization, back-office integration of support activities, and enhanced mix. Richmond® and Fridge Raiders® continue to increase volume share in their categories, and innovation efforts in partnership with key customers continue to be recognized by the market with multiple industry awards.
•Mexico margins improved from last year given extended strength in the commodity markets and increased distribution with key customers across retail and foodservice. Diversification through brands remained on track as the portfolio grew over 7%.
•Pilgrim's sustainability efforts continue to drive reductions in scope 1 and 2 emissions intensity across all regions compared to 2023. External agencies continued to recognize progress in environmental performance as scores improved compared to last year.
•Strong liquidity position and net leverage ratio of 0.52 Adjusted EBITDA given healthy market conditions, judicious working capital management, and consistent execution of the company's strategies provided the foundation to drive profitable growth for the business.

Fourth Quarter
•Net Sales of $4.4 billion.
•Consolidated GAAP Operating Income margin of 7.0%.
•GAAP Net Income of $235.9 million and GAAP EPS of $0.99. Adjusted Net Income of $321.7 million and Adjusted EPS of $1.35.
•Adjusted EBITDA of $525.7 million, or a 12.0% margin, with Adjusted EBITDA margins of 14.2% in the U.S., 9.3% in Europe, and 7.4% in Mexico.

•Pilgrim's U.S. portfolio benefited from relatively strong seasonal commodity cut out values for Big Bird, increased demand from key customers in Case Ready and Small Bird, and continued progress in mix and cost through operational excellence efforts.
•U.S. Prepared Foods accelerated growth through incremental distribution of its portfolio across retail and foodservice. Diversification through brands continues to progress as net sales of Just Bare® and Pilgrim’s® grew 35% and 16%, respectively, compared to prior year.
•Europe increased margins through continued operational excellence in manufacturing, and growth in foodservice and branded offerings. Fridge Raiders® and Rollover® both grew faster than category averages.
•Mexico realized strong performance as commodity values strengthened throughout the quarter, fresh branded products grew nearly 10%, and key customer demand experienced positive growth. The Merida complex ramped up production during the quarter, and the company continues to invest in additional capacity in the region.
•Pilgrim’s continues to cultivate its sustainability infrastructure as the company partnered with GreenGasUSA to complete a project to leverage methane capture capabilities at its Sumter, S.C., complex and generate renewable natural gas.

Unaudited	Three Months Ended				Year Ended
	December 29, 2024	December 31, 2023(2)	Y/Y Change		December 29, 2024	December 31, 2023(2)	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$4,372.1	$4,528.3	(3.5)%		$17,878.3	$17,362.2	+3.0%
U.S. GAAP EPS	$0.99	$0.57	+73.7%		$4.57	$1.36	+236.0%
Operating income	$306.7	$184.3	+66.4%		$1,506.1	$522.3	+188.4%
Adjusted EBITDA(1)	$525.7	$309.5	+69.9%		$2,213.9	$1,034.2	+114.1%
Adjusted EBITDA margin(1)	12.0%	6.8%	+5.2	pts	12.4%	6.0%	+6.4	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.
(2)    The three months ended and year ended December 31, 2023 were 14-week and 53-week periods, respectively.

“While we experienced a positive market environment with lower input costs and strong chicken demand in 2024, we elevated our performance across all regions through a continued focus on controlling what we can control,” said Fabio Sandri, Pilgrim’s President and CEO. “As such, we improved efficiencies through operational excellence, expanded relationships with key customers, and drove growth in our value-added portfolio.”
In the fourth quarter, the U.S. continued to execute its strategies, and demand for chicken remained robust across both retail and foodservice. Big Bird benefited from production improvements and relatively strong seasonal market pricing, whereas Case Ready and Small Bird grew from increased consumer demand in retail, QSR and deli. Prepared Foods continued to cultivate sales momentum through additional distribution of its value-added portfolio.
“Our performance is a reflection of our diversified portfolio, our ability to work with key customers to unlock consumer value through differentiated offerings, and our continued emphasis on quality and service,” Sandri said.
Europe improved by over 100 basis points compared to same period last year through continued improvements in product mix and manufacturing productivity. These efforts were amplified by further diversification through brands and increased consumer acceptance of recently launched innovation.
“Europe continued to make strong progress in its profitability journey. Equally important, the team continues to cultivate the foundation for profitable growth through innovation. In partnership with our key customers, we launched new and innovative products that are growing ahead of the categories and helping our key customers to differentiate in the marketplace,” said Sandri.
In Mexico, commodity markets experienced counter seasonal movements and continually strengthened throughout the quarter. Key customers in fresh continued to play a critical role as sales grew nearly 10% compared to the prior year. Diversification through value added gain momentum through incremental distribution across retail, club and foodservice.
“Given Mexico’s performance and market potential, we are continuing to invest in capacity expansion and operational excellence to further cultivate profitable growth with key customers. Based on these efforts, we can simultaneously reduce our operational risk, further diversify our portfolio, and unlock value with our key customers,” said Sandri.
Progress in sustainability continues as all regions reduced their energy intensity compared to the prior year. External agencies once again recognized progress in environmental practices as scores improved versus 2023. Innovation continues to be a key driver as Pilgrim’s partnership with GreenGasUSA to transform methane into renewable natural gas recently initiated production.
“We continue to integrate sustainability throughout all aspects of our business. As part of these efforts, we will explore novel solutions with leading industry partners to champion emissions reduction throughout our business,” remarked Sandri.

Conference Call Information
A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, Feb. 13, at 7 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://dpregister.com/sreg/10196108/fe534cf744
You may also reach the pre-registration link by logging in through the investor section of our website at
https://ir.pilgrims.com in the “Events & Presentations” section.
For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.”
Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.
About Pilgrim’s Pride
Pilgrim’s employs over 61,000 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.
Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Andrew Rojeski
Head of Strategy, Investor Relations, & Sustainability
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 29, 2024	December 31, 2023
	(In thousands, except share and par value data)
Cash and cash equivalents	$2,040,834	$697,748
Restricted cash and cash equivalents	2,324	33,475
Investment in available-for-sale securities	10,220	—
Trade accounts and other receivables, less allowance for credit losses	1,004,334	1,129,178
Accounts receivable from related parties	2,608	1,778
Inventories	1,783,488	1,985,399
Income taxes receivable	72,414	161,062
Prepaid expenses and other current assets	200,879	195,831
Assets held for sale	3,062	—
Total current assets	5,120,163	4,204,471
Deferred tax assets	29,483	4,890
Other long-lived assets	62,019	35,646
Operating lease assets, net	255,713	266,707
Intangible assets, net	806,234	853,983
Goodwill	1,239,073	1,286,261
Property, plant and equipment, net	3,137,891	3,158,403
Total assets	$10,650,576	$9,810,361

Accounts payable	$1,411,519	$1,410,576
Accounts payable to related parties	15,257	41,254
Revenue contract liabilities	48,898	84,958
Accrued expenses and other current liabilities	1,015,504	926,727
Income taxes payable	60,097	31,678
Current maturities of long-term debt	858	674
Total current liabilities	2,552,133	2,495,867
Noncurrent operating lease liabilities, less current maturities	195,944	203,348
Long-term debt, less current maturities	3,206,113	3,340,841
Deferred tax liabilities	422,952	385,548
Other long-term liabilities	20,038	40,180
Total liabilities	6,397,180	6,465,784
Common stock, $.01 par value, 800,000,000 shares authorized; 262,263,358 and 261,931,080 shares issued at year-end 2024 and year-end 2023, respectively; 237,122,205 and 236,789,927 shares outstanding at year-end 2024 and year-end 2023, respectively	2,623	2,620
Treasury stock, at cost, 25,141,153 shares at year-end 2024 and year-end 2023.	(544,687)	(544,687)
Additional paid-in capital	1,994,259	1,978,849
Retained earnings	3,157,511	2,071,073
Accumulated other comprehensive loss	(370,300)	(176,483)
Total Pilgrim’s Pride Corporation stockholders’ equity	4,239,406	3,331,372
Noncontrolling interest	13,990	13,205
Total stockholders’ equity	4,253,396	3,344,577
Total liabilities and stockholders' equity	$10,650,576	$9,810,361

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Year Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
	(In thousands, except per share data)
Net sales	$4,372,064	$4,528,302	$17,878,291	$17,362,217
Cost of sales	3,818,802	4,207,255	15,565,524	16,243,816
Gross profit	553,262	321,047	2,312,767	1,118,401
Selling, general and administrative expense	235,293	131,087	713,310	551,770
Restructuring activities	11,318	5,661	93,388	44,345
Operating income	306,651	184,299	1,506,069	522,286
Interest expense, net of capitalized interest	47,134	66,813	161,175	202,272
Interest income	(24,358)	(12,308)	(72,666)	(35,651)
Foreign currency transaction losses (gains)	(2,785)	(22,892)	(10,025)	20,570
Miscellaneous, net	10,163	(3,942)	15,316	(30,127)
Income before income taxes	276,497	156,628	1,412,269	365,222
Income tax expense	40,725	22,417	325,046	42,905
Net income	235,772	134,211	1,087,223	322,317
Less: Net income (loss) attributable to noncontrolling interests	(82)	(442)	785	743
Net income attributable to Pilgrim’s Pride Corporation	$235,854	$134,653	$1,086,438	$321,574

Weighted average shares of common stock outstanding:
Basic	237,123	236,790	237,008	236,725
Effect of dilutive common stock equivalents	947	675	792	572
Diluted	238,070	237,465	237,800	237,297

Net income (loss) attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.99	$0.57	$4.58	$1.36
Diluted	$0.99	$0.57	$4.57	$1.36

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 29, 2024	December 31, 2023
	(In thousands)
Cash flows from operating activities:
Net income	$1,087,223	$322,317
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	433,622	419,900
Asset impairment	28,575	4,010
Share-based compensation	14,873	7,226
Loss (gain) on early extinguishment of debt recognized as a component of interest expense	(11,211)	20,694
Loan cost amortization	5,033	7,366
Deferred income tax expense	4,830	6,675
Accretion of bond discount	2,506	2,278
Loss (gain) on property disposals	1,779	(6,052)
Loss (gain) on equity method investments	(7)	328
Changes in operating assets and liabilities:
Trade accounts and other receivables	88,340	(19,007)
Inventories	134,521	12,602
Prepaid expenses and other current assets	(33,303)	17,776
Accounts payable and accrued expenses	126,672	(68,677)
Income taxes	109,369	(8,878)
Long-term pension and other postretirement obligations	26,052	(9,993)
Other operating assets and liabilities	(28,747)	(30,688)
Cash provided by operating activities	1,990,127	677,877
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(476,153)	(543,816)
Proceeds from property disposals	15,356	19,784
Proceeds from insurance recoveries	—	20,681
Cash used in investing activities	(460,797)	(503,351)
Cash flows from financing activities:
Payments on revolving line of credit, long-term borrowings, and finance lease obligations	(152,120)	(1,616,321)
Proceeds from revolving line of credit and long-term borrowings	—	1,768,236
Proceeds from contribution (payment of distribution) of capital under Tax Sharing Agreement between JBS USA Holdings and Pilgrim’s Pride Corporation	1,425	(1,592)
Payment on early extinguishment of debt	(200)	(13,780)
Payment of capitalized loan costs	(16)	(19,816)
Cash provided by (used in) financing activities	(150,911)	116,727
Effect of exchange rate changes on cash and cash equivalents	(66,484)	5,211
Increase in cash and cash equivalents	1,311,935	296,464
Cash and cash equivalents, beginning of year	731,223	434,759
Cash and cash equivalents, end of year	$2,043,158	$731,223
Supplemental Disclosure Information:
Interest paid (net of amount capitalized)	$182,040	$131,205
Income taxes paid	197,557	19,749

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)
“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction losses (gains), (2) costs related to litigation settlements, (3) restructuring activities losses, (4) loss on settlement of pension from plan termination, (5) inventory write-down as a result of hurricane, and (6) net income attributable to noncontrolling interest. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)
	Three Months Ended		Year Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
	(In thousands)
Net income	$235,772	$134,211	$1,087,223	$322,317
Add:
Interest expense, net(a)	22,776	54,505	88,509	166,621
Income tax expense	40,725	22,417	325,046	42,905
Depreciation and amortization	111,854	112,486	433,622	419,900
EBITDA	411,127	323,619	1,934,400	951,743
Add:
Foreign currency transaction losses (gains)(b)	(2,785)	(22,892)	(10,025)	20,570
Litigation settlements(c)	95,038	4,700	167,228	39,400
Restructuring activities losses(d)	11,318	5,661	93,388	44,345
Loss on settlement of pension from plan termination(e)	10,940	—	21,649	—
Inventory write-down as a result of hurricane(f)	—	—	8,075	—
Minus:
Property insurance recoveries(g)	—	2,038	—	21,124
Net income (loss) attributable to noncontrolling interest	(82)	(442)	785	743
Adjusted EBITDA	$525,720	$309,492	$2,213,930	$1,034,191
(a)Interest expense, net, consists of interest expense less interest income.
(b)Prior to April 1, 2024, the Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements were previously recognized in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income. Effective April 1, 2024, the Company changed the functional currency of its Mexico reportable segment from U.S. dollar to Mexican peso, which means all translation gains/losses on outstanding balances are now recognized in accumulated other comprehensive income. Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance, asset impairment, contract termination, and others, as part of multiple ongoing restructuring initiatives throughout our Europe reportable segment.
(e)This represents a loss recognized on the settlement of pension plan obligations related to a plan termination of our two U.S. defined benefit plans.
(f)This primarily represents broiler losses incurred as a result of Hurricane Helene in late September 2024.
(g)This represents property insurance recoveries primarily for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.

The summary unaudited consolidated income statement data for the 12 months ended December 29, 2024 (the LTM Period) have been calculated by summing each of the unaudited three month periods within the audited year ended December 29, 2024.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)
	Three Months Ended				LTM Ended December 29, 2024
	March 31, 2024	June 30, 2024	September 29, 2024	December 29, 2024
	(In thousands)
Net income	$174,938	$326,523	$349,990	$235,772	$1,087,223
Add:
Interest expense, net	30,897	15,338	19,498	22,776	88,509
Income tax expense	52,062	100,650	131,609	40,725	325,046
Depreciation and amortization	103,350	107,948	110,470	111,854	433,622
EBITDA	361,247	550,459	611,567	411,127	1,934,400
Add:
Foreign currency transaction gains	(4,337)	(2,225)	(678)	(2,785)	(10,025)
Litigation settlements	940	71,250	—	95,038	167,228
Restructuring activities losses	14,559	36,675	30,836	11,318	93,388
Loss on settlement of pension from plan termination	—	—	10,709	10,940	21,649
Inventory write-down as a result of hurricane	—	—	8,075	—	8,075
Minus:
Net income (loss) attributable to noncontrolling interest	517	220	130	(82)	785
Adjusted EBITDA	$371,892	$655,939	$660,379	$525,720	$2,213,930

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)
	Three Months Ended		Year Ended		Three Months Ended		Year Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
	(In thousands, except percent of net sales)
Net income	$235,772	$134,211	$1,087,223	$322,317	5.39%	2.96%	6.08%	1.86%
Add:
Interest expense, net	22,776	54,505	88,509	166,621	0.52%	1.20%	0.50%	0.96%
Income tax expense	40,725	22,417	325,046	42,905	0.93%	0.50%	1.82%	0.25%
Depreciation and amortization	111,854	112,486	433,622	419,900	2.56%	2.48%	2.43%	2.42%
EBITDA	411,127	323,619	1,934,400	951,743	9.40%	7.14%	10.82%	5.48%
Add:
Foreign currency transaction losses (gains)	(2,785)	(22,892)	(10,025)	20,570	(0.05)%	(0.50)%	(0.06)%	0.13%
Litigation settlements	95,038	4,700	167,228	39,400	2.17%	0.10%	0.92%	0.21%
Restructuring activities losses	11,318	5,661	93,388	44,345	0.26%	0.13%	0.52%	0.26%
Loss on settlement of pension from plan termination	10,940	—	21,649	—	0.25%	—%	0.12%	—%
Inventory write-down as a result of hurricane	—	—	8,075	—	—%	—%	0.05%	—%
Minus:
Property insurance recoveries	—	2,038	—	21,124	—%	0.05%	—%	0.12%
Net income (loss) attributable to noncontrolling interest	(82)	(442)	785	743	—%	(0.01)%	—%	—%
Adjusted EBITDA	$525,720	$309,492	$2,213,930	$1,034,191	12.03%	6.83%	12.37%	5.96%

Net sales	$4,372,064	$4,528,302	$17,878,291	$17,362,217

Adjusted EBITDA by segment figures are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended				Three Months Ended
	December 29, 2024				December 31, 2023
	U.S.	Europe	Mexico	Total	U.S.	Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income	$139,647	$74,189	$21,936	$235,772	$76,321	$46,181	$11,709	$134,211
Add:
Interest expense, net(a)	33,518	(5,262)	(5,480)	22,776	66,779	(1,458)	(10,816)	54,505
Income tax expense (benefit)	21,895	1,367	17,463	40,725	4,047	18,635	(265)	22,417
Depreciation and amortization	70,612	36,141	5,101	111,854	68,004	38,707	5,775	112,486
EBITDA	265,672	106,435	39,020	411,127	215,151	102,065	6,403	323,619
Add:
Foreign currency transaction losses (gains)(b)	(1)	(612)	(2,172)	(2,785)	(19,594)	(3,355)	57	(22,892)
Litigation settlements(c)	95,038	—	—	95,038	4,700	—	—	4,700
Restructuring activities losses(d)	—	11,318	—	11,318	—	5,661	—	5,661
Loss on settlement of pension from plan termination(e)	10,940	—	—	10,940	—	—	—	—
Inventory write-down as a result of hurricane(f)	—	—	—	—	—	—	—	—
Minus:
Property insurance recoveries(g)	—	—	—	—	—	1,921	117	2,038
Net income attributable to noncontrolling interest	—	—	(82)	(82)	—	—	(442)	(442)
Adjusted EBITDA	$371,649	$117,141	$36,930	$525,720	$200,257	$102,450	$6,785	$309,492
(a)Interest expense, net, consists of interest expense less interest income.
(b)Prior to April 1, 2024, the Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements were previously recognized in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income. Effective April 1, 2024, the Company changed the functional currency of its Mexico reportable segment from U.S. dollar to Mexican peso, which means all translation gains/losses on outstanding balances are now recognized in accumulated other comprehensive income. Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance, asset impairment, contract termination, and others, as part of multiple ongoing restructuring initiatives throughout our Europe reportable segment.
(e)This represents a loss recognized on the settlement of pension plan obligations related to a plan termination of our two U.S. defined benefit plans.
(f)This primarily represents broiler losses incurred as a result of Hurricane Helene in late September 2024.
(g)This represents property insurance recoveries primarily for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Year Ended				Year Ended
	December 29, 2024				December 31, 2023
	U.S.	Europe	Mexico	Total	U.S.	Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income	$719,595	$176,421	$191,207	$1,087,223	$32,520	$114,666	$175,131	$322,317
Add:
Interest expense, net(a)	133,784	(13,996)	(31,279)	88,509	194,013	(2,928)	(24,464)	166,621
Income tax expense (benefit)	237,550	10,750	76,746	325,046	(5,848)	23,378	25,375	42,905
Depreciation and amortization	270,618	140,993	22,011	433,622	255,052	142,190	22,658	419,900
EBITDA	1,361,547	314,168	258,685	1,934,400	475,737	277,306	198,700	951,743
Add:
Foreign currency transaction losses (gains)(b)	(1)	(665)	(9,359)	(10,025)	35,433	(2,520)	(12,343)	20,570
Litigation settlements(c)	167,228	—	—	167,228	39,400	—	—	39,400
Restructuring activities losses(d)	—	93,388	—	93,388	—	44,345	—	44,345
Loss on settlement of pension from plan termination(e)	21,649	—	—	21,649	—	—	—	—
Inventory write-down as a result of hurricane(f)	8,075	—	—	8,075	—	—	—	—
Minus:
Property insurance recoveries(g)	—	—	—	—	19,086	1,921	117	21,124
Net income attributable to noncontrolling interest	—	—	785	785	—	—	743	743
Adjusted EBITDA	$1,558,498	$406,891	$248,541	$2,213,930	$531,484	$317,210	$185,497	$1,034,191
(a)Interest expense, net, consists of interest expense less interest income.
(b)Prior to April 1, 2024, the Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements were previously recognized in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income. Effective April 1, 2024, the Company changed the functional currency of its Mexico reportable segment from U.S. dollar to Mexican peso, which means all translation gains/losses on outstanding balances are now recognized in accumulated other comprehensive income. Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance, asset impairment, contract termination, and others, as part of multiple ongoing restructuring initiatives throughout our Europe reportable segment.
(e)This represents a loss recognized on the settlement of pension plan obligations related to a plan termination of our two U.S. defined benefit plans.
(f)This primarily represents broiler losses incurred as a result of Hurricane Helene in late September 2024.
(g)This represents property insurance recoveries primarily for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Three Months Ended		Year Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
	(In thousands)
GAAP operating income, U.S. operations	$205,752	$128,353	$1,113,001	$238,894
Litigation settlements	95,038	4,700	167,228	39,400
Inventory write-down as a result of hurricane	—	—	8,075	—
Adjusted operating income, U.S. operations	$300,790	$133,053	$1,288,304	$278,294

Adjusted operating income margin, U.S. operations	11.5%	5.0%	12.1%	2.8%

GAAP operating income, Europe operations	$68,983	$57,568	$169,693	$128,151
Restructuring activities losses	11,318	5,661	93,388	44,345
Adjusted operating income, Europe operations	$80,301	$63,229	$263,081	$172,496

Adjusted operating income margin, Europe operations	6.4%	4.7%	5.1%	3.3%

GAAP operating income, Mexico operations	$31,916	$(1,621)	$223,375	$155,455
No adjustments	—	—	—	—
Adjusted operating income, Mexico operations	$31,916	$(1,621)	$223,375	$155,455

Adjusted operating income margin, Mexico operations	6.4%	(0.3)%	10.6%	7.3%

Adjusted Operating Income Margin for each of our reportable segments is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for each of our reportable segments to adjusted operating income margin for each of our reportable segments is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted Operating Income Margin
(Unaudited)

	Three Months Ended		Year Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
	(In percent)
GAAP operating income margin, U.S. operations	7.9%	4.8%	10.5%	2.4%
Litigation settlements	3.6%	0.2%	1.5%	0.4%
Inventory write-down as a result of hurricane	—%	—%	0.1%	—%
Adjusted operating income margin, U.S. operations	11.5%	5.0%	12.1%	2.8%

GAAP operating income margin, Europe operations	5.5%	4.3%	3.3%	2.5%
Restructuring activities losses	0.9%	0.4%	1.8%	0.8%
Adjusted operating income margin, Europe operations	6.4%	4.7%	5.1%	3.3%

GAAP operating income margin, Mexico operations	6.4%	(0.3)%	10.6%	7.3%
No adjustments	—%	—%	—%	—%
Adjusted operating income margin, Mexico operations	6.4%	(0.3)%	10.6%	7.3%

Adjusted net income attributable to Pilgrim's Pride Corporation ("Pilgrim's") is calculated by adding to net income attributable to Pilgrim's certain items of expense and deducting from net income attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended		Year Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
	(In thousands, except per share data)
Net income attributable to Pilgrim's	$235,854	$134,653	$1,086,438	$321,574
Add:
Foreign currency transaction losses (gains)	(2,785)	(22,892)	(10,025)	20,570
Litigation settlements	95,038	4,700	167,228	39,400
Restructuring activities losses	11,318	5,661	93,388	44,345
Loss on settlement of pension from plan termination	10,940	—	21,649	—
Inventory write-down as a result of hurricane	—	—	8,075	—
Loss (gain) on early extinguishment of debt recognized as a component of interest expense(a)	—	20,694	(11,211)	20,694
Minus:
Property insurance recoveries	—	2,038	—	21,124
Adjusted net income attributable to Pilgrim's before tax impact	350,365	140,778	1,355,542	425,459
Net tax impact of adjustments(b)	(28,620)	(1,482)	(66,057)	(25,140)
Adjusted net income attributable to Pilgrim's	$321,745	$139,296	$1,289,485	$400,319
Weighted average diluted shares of common stock outstanding	238,070	237,465	237,800	237,297
Adjusted net income attributable to Pilgrim's per common diluted share	$1.35	$0.59	$5.42	$1.69
(a)    The gain on early extinguishment of debt recognized as a component of interest expense in 2024 was due to the bond repurchases. The loss on early extinguishment of debt recognized as a component of interest expense in 2023 was due to the repurchase of the Senior Notes due 2027.
(b)     Net tax impact of adjustments represents the tax impact of all adjustments shown above.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended		Year Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
	(In thousands, except per share data)
U.S. GAAP EPS	$0.99	$0.57	$4.57	$1.36
Add:
Foreign currency transaction losses (gains)	(0.01)	(0.10)	(0.04)	0.09
Litigation settlements	0.40	0.02	0.70	0.16
Restructuring activities losses	0.05	0.02	0.39	0.19
Loss on settlement of pension from plan termination	0.05	—	0.09	—
Inventory write-down as a result of hurricane	—	—	0.03	—
Loss (gain) on early extinguishment of debt recognized as a component of interest expense	—	0.09	(0.05)	0.08
Minus:
Property insurance recoveries	—	0.01	—	0.09
Adjusted EPS attributable to Pilgrim's before tax impact	1.48	0.59	5.69	1.79
Net tax impact of adjustments(a)	(0.13)	—	(0.27)	(0.10)
Adjusted EPS	$1.35	$0.59	$5.42	$1.69

Weighted average diluted shares of common stock outstanding	238,070	237,465	237,800	237,297
(a)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

PILGRIM'S PRIDE CORPORATION
Supplementary Geographic Data
(Unaudited)

	Three Months Ended		Year Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
	(In thousands)
Sources of net sales by country of origin:
U.S.	$2,613,241	$2,660,649	$10,629,929	$10,027,742
Europe	1,259,176	1,341,103	5,136,747	5,203,322
Mexico	499,647	526,550	2,111,615	2,131,153
Total net sales	$4,372,064	$4,528,302	$17,878,291	$17,362,217

Sources of cost of sales by country of origin:
U.S.	$2,231,746	$2,461,255	$9,065,837	$9,505,258
Europe	1,135,385	1,233,572	4,675,080	4,828,623
Mexico	451,671	512,427	1,824,607	1,909,721
Elimination	—	1	—	214
Total cost of sales	$3,818,802	$4,207,255	$15,565,524	$16,243,816

Sources of gross profit by country of origin:
U.S.	$381,495	$199,394	$1,564,092	$522,484
Europe	123,791	107,531	461,667	374,699
Mexico	47,976	14,123	287,008	221,432
Elimination	—	(1)	—	(214)
Total gross profit	$553,262	$321,047	$2,312,767	$1,118,401

Sources of operating income (loss) by country of origin:
U.S.	$205,752	$128,353	$1,113,001	$238,894
Europe	68,983	57,568	169,693	128,151
Mexico	31,916	(1,621)	223,375	155,455
Elimination	—	(1)	—	(214)
Total operating income	$306,651	$184,299	$1,506,069	$522,286